Exhibit 10.4

JOINDER AND
SECOND AMENDMENT TO
SECURED COGNOVIT PROMISSORY NOTE

This Joinder and Second Amendment to Secured Cognovit Promissory Note (this “Second Amendment”), dated as of March 1, 2022 (the “Second Amendment Date”), is entered into by and among (a) HOF Village Newco, LLC, a Delaware limited liability company (“Newco”), and HOF Village Hotel II, LLC, a Delaware limited liability company (“Hotel II”; each of Newco and Hotel II is referred to herein as a “Maker,” and they are together referred to herein as “Makers”), (b) Hall of Fame Resort & Entertainment Company, a Delaware corporation (“HOFREC”); and (c) JKP Financial, LLC, a Delaware limited liability company (together with its successors and assigns, “Holder”).

RECITALS

A.  Hotel II and Newco are indebted to Holder pursuant to that certain Secured Cognovit Promissory Note, dated as of June 19, 2020, originally executed by Hotel II and by HOF Village, LLC, a Delaware limited liability company (“HOFV”), in favor of Holder, as assigned by HOFV to Newco pursuant to that certain Contribution Agreement dated as of June 30, 2020, by and between HOFV and Newco (the “HOFV-Newco Contribution Agreement”), and as amended by that certain First Amendment to Secured Promissory Note, dated as of December 1, 2020 (as so assigned and amended, and as it may further be amended, restated, supplemented or otherwise modified from time to time, the “JKP Promissory Note”). Capitalized terms used in this Second Amendment and not otherwise defined herein shall have the meanings ascribed to such terms in the JKP Promissory Note.

B. HOFREC is the sole member of Newco, and thus derives direct and indirect benefits from the loan evidenced by the JKP Promissory Note and from the transactions contemplated by this Second Amendment.

C. The JKP Promissory Note is currently secured by that certain Pledge Agreement, dated as of June 19, 2020, originally executed by HOFV in favor of Holder, as assigned by HOFV to Newco pursuant to the HOFV-Newco Contribution Agreement (as so assigned, the “Pledge Agreement”).

D. Makers and Holder wish to make certain revisions to the JKP Promissory Note in accordance with the terms of this Second Amendment. Among other things, as set forth in this Second Amendment: (i) Maker and Holder wish to revise the outstanding principal balance of the JKP Promissory Note to include interest thereunder that has accrued and has not been paid as of the Second Amendment Date; (ii) Maker and Holder wish to extend the Maturity of the JKP Promissory Note; (iii) Maker, HOFREC, and Holder wish to allow for the JKP Promissory Note to be converted, at Holder’s option, into shares of HOFREC’s common stock, par value $0.001 per share (the “HOFREC Common Stock”); and (iv) Maker, HOFREC, and Holder wish to provide for the issuance by HOFREC to Holder of certain restricted shares of HOFREC Common Stock and certain warrants to purchase HOFREC Common Stock.

NOW, THEREFORE, in consideration of the foregoing premises and the other agreements and obligations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Incorporation of Recitals. The foregoing Recitals are hereby incorporated into and made a part of this Second Amendment by this reference.

2. Principal Amount of JKP Promissory Note. The heading at the top of the first page of the JKP Promissory Note is hereby amended by deleting “$7,000,000” and replacing such amount with “$8,394,836.” The introductory paragraph of the JKP Promissory Note is hereby amended by deleting “Seven Million Dollars ($7,000,000)” and replacing such amount with “Eight Million Three Hundred Ninety-Four Thousand Eight Hundred Thirty-Six Dollars ($8,394,836).” Makers and Holder agree that such revised amount reflects the outstanding principal balance of the JKP Promissory Note as of the Second Amendment Date, after giving effect to the provisions of this Second Amendment.

3. Term of JKP Promissory Note. Paragraph 1 of the JKP Promissory Note shall be deleted in its entirety and replaced with the following:

“1. Term. The term (the “Term”) of this Secured Cognovit Promissory Note (as it may be modified, amended, renewed, extended, restated, and/or replaced time to time, this “Note”) shall commence on the date set forth above and shall terminate on March 31, 2024 (the “Maturity”). At Maturity, the entire unpaid principal balance of this Note, together with any accrued and unpaid interest thereon, shall be all due and payable. Interest payable pursuant to this Note shall be computed on the basis of a 360-day year and the actual number of days elapsed in any portion of any month in which interest is due.”

4. Waivers. Holder agrees to waive (a) any default under the JKP Promissory Note resulting from Makers’ failure to repay principal and/or interest under the JKP Promissory Note on or prior to the Second Amendment Date, (b) any default interest rate penalties and/or late charges (i.e., above the 12%-per-annum Interest Rate set forth in the JKP Promissory Note) associated with Makers’ failure to repay any amounts due under the JKP Promissory Note on or prior to the Second Amendment Date. For purposes of clarification, the foregoing waivers shall not apply to any failure to pay, any other default, or any other event or circumstance that may occur or arise after the Second Amendment Date.

5. Conversion. A new Paragraph 21 shall be added to the JKP Promissory Note stating the following:

“21. Optional Conversion. At any time following March 31, 2022, and from time to time prior to the full repayment (and/or conversion, if applicable) of all amounts owing under this Note, Holder shall have the right, but not the obligation, to elect to convert all or any portion of the principal amount of this Note into shares of common stock, par value $0.0001 per share (“HOFREC Common Stock”), of Hall of Fame Resort & Entertainment Company, a Delaware corporation (“HOFREC”), on the terms and conditions in this Paragraph 21 (any such conversion, an “Optional Conversion”).

(a) Holder may elect to convert all or any portion of the principal amount of this Note into that number of shares of HOFREC Common Stock equal to the quotient of (A) the sum of (x) the principal amount of this being converted specified in the Conversion Notice (defined below), plus (y) all accrued and unpaid interest on such principal amount of this Note as of the applicable Conversion Election Effective Date (defined below), divided by (B) the Conversion Price (defined below) as of the applicable Conversion Election Effective Date, with fractional shares of HOFREC Common Stock rounded up or down as provided in Paragraph 21(g) hereof. “Conversion Price” means $1.09, as appropriately adjusted for stock splits, stock dividends, combinations, and subdivisions of HOFREC Common Stock.

(b) In order to effectuate an Optional Conversion of all or any portion of the principal amount of this Note, Holder shall submit a written notice to HOFREC, duly executed by Holder (a “Conversion Notice”), accompanied by this, stating that Holder irrevocably elects to convert the principal amount of this Note specified in such Conversion Notice. In the event that only a portion of this Note is being converted, HOFREC shall issue a replacement Note representing the remaining principal amount of this Note that has not been converted. An election to convert all or any portion of the principal amount of this Note pursuant to an Optional Conversion shall be deemed to have been made as of the following dates (the “Conversion Election Effective Date”): (A) on the date of receipt, with respect to any Conversion Notice received by HOFREC at or prior to 5:00 p.m., New York City time, on any Business Day, and (B) on the next Business Day following such receipt, with respect to any Conversion Notice received by HOFREC on a non-Business Day or after 5:00 p.m., New York City time, on any Business Day. The conversion of the principal amount of this Note with respect to which an Optional Conversion election is made, and the issuance of all shares of HOFREC Common Stock to be issued pursuant to such conversion, shall become effective as of the applicable Conversion Election Effective Date. Within three (3) Business Days after the applicable Conversion Election Effective Date, HOFREC shall deliver to Holder (or, if applicable, in the name of Holder’s designee as stated in the Conversion Notice), by book-entry delivery, a number of shares of HOFREC Common Stock equal to the number of shares to which such holder is entitled pursuant to such Optional Conversion.

(c) Upon any conversion of this Note, (i) the rights of Holder with respect to the unpaid principal amount hereunder converted into shares of HOFREC Common Stock shall cease, (ii) Holder shall be deemed to have become the owner of the shares of HOFREC Common Stock into which such principal amount of this Note shall have been converted, (iii) such converted principal amount shall be extinguished and deemed to have been forgiven or repaid, (iv) such amount shall no longer be outstanding and (v) no future interest shall accrue on any such amount.

(d) All shares of HOFREC Common Stock delivered upon any Optional Conversion will, upon such conversion, be duly and validly authorized and issued, fully paid and nonassessable, free from all preemptive rights, free from all taxes, liens, security interests, charges and encumbrances (other than liens, security interests, charges or encumbrances created by or imposed upon Holder or taxes in respect of any transfer occurring contemporaneously therewith).

(e) The issuance of shares of HOFREC Common Stock upon conversion of all or any portion of the principal amount of this Note pursuant to any Optional Conversion shall be made without payment of additional consideration by, or other charge, cost or tax to, Holder in respect thereof; provided, however, that HOFREC shall not be required to pay any tax or other governmental charge that may be payable with respect to the issuance or delivery of any shares of HOFREC Common Stock in the name of any person other than Holder, and no such delivery shall be made unless and until the person requesting such issuance has paid to HOFREC the amount of any such tax or charge, or has established to the satisfaction of HOFREC that such tax or charge has been paid or that no such tax or charge is due.

(f) HOFREC shall at all times reserve and keep available out of its authorized but unissued shares of HOFREC Common Stock, solely for the purpose of issuance upon conversion of the principal amount of this Note in accordance with this Paragraph 21, such number of shares of HOFREC Common Stock issuable upon the conversion of all outstanding principal amount of this Note pursuant to any Optional Conversion at the Conversion Price. HOFREC shall take all such actions as may be necessary to assure that all such shares of HOFREC Common Stock may be so issued without violation of any applicable law or governmental regulation applicable to HOFREC or any requirements of any securities exchange upon which shares of HOFREC Common Stock may be listed (except for official notice of issuance, which shall be immediately delivered by HOFREC upon each such issuance). HOFREC shall not take any action which would cause the number of authorized but unissued shares of HOFREC Common Stock to be less than the number of such shares required to be reserved hereunder for issuance upon conversion of the principal amount of this Note.

(g) No fractional shares of HOFREC Common Stock shall be issued upon any Optional Conversion of all or any portion of the principal amount of this. In lieu of delivering a fractional share of HOFREC Common Stock to any holder in connection with an Optional Conversion, any fractional share of HOFREC Common Stock shall be rounded up or down to the next whole number or zero, as applicable (with one-half being closer to the next lower whole number for this purpose).

(h) The Conversion Price shall be subject to a weighted average anti-dilution adjustment from time to time as follows:

(i) If HOFREC shall at any time or from time to time during the period from the Second Amendment Date to the Maturity, issue any additional shares of HOFREC Common Stock (or be deemed to have issued any shares of HOFREC Common Stock as provided herein), other than Excluded Securities (as defined in Paragraph 21(h)(iii)) and Excluded Transactions (as defined in Paragraph 21(h)(iv)) (such additional shares, “Additional Shares”), without consideration or for a consideration per share less than the Conversion Price in effect immediately prior to the issuance of HOFREC Common Stock, the Conversion Price in effect immediately prior to such issuance shall forthwith be lowered to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

CP2 = CP1 * (A + B) ÷ (A + C)

For purposes of the foregoing formula, the following definitions shall apply:

●	“CP2” shall mean the Conversion Price in effect immediately after such issue of Additional Shares of HOFREC Common Stock;

●	“CP1” shall mean the Conversion Price in effect immediately prior to such issue of Additional Shares of HOFREC Common Stock;

●	“A” shall mean the number of shares of HOFREC Common Stock outstanding immediately prior to such issue of Additional Shares of HOFREC Common Stock (including any shares of HOFREC Common Stock deemed to have been issued pursuant to Paragraph 21(h)(ii)(D));

●	“B” shall mean the number of shares of HOFREC Common Stock that would have been issued if such Additional Shares of HOFREC Common Stock had been issued at the price per share equal to CP1 (determined by dividing the aggregate consideration received by HOFREC in respect of such issue by CP1); and

●	“C” shall mean the number of such Additional Shares of HOFREC Common Stock issued in such transaction.

(ii) For the purposes of any adjustment of the Conversion Price pursuant to Paragraph 21(h)(i), the following provisions shall be applicable:

(A) In the case of the issuance of HOFREC Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting therefrom any discounts, commissions or other expenses allowed, paid or incurred by HOFREC for any underwriting or otherwise in connection with the issuance and sale thereof.

(B) In the case of the issuance of HOFREC Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board of Directors of HOFREC, irrespective of any accounting treatment.

(C) In the case of the issuance of HOFREC Common Stock without consideration, the consideration shall be deemed to be $0.01 per share.

(D) In the case of the issuance of (x) options or warrants to purchase or rights to subscribe for HOFREC Common Stock, (y) debt or securities by their terms convertible into or exchangeable for HOFREC Common Stock or (z) options to purchase rights to subscribe for such convertible or exchangeable securities:

(1) the aggregate maximum number of shares of HOFREC Common Stock deliverable upon exercise of such options or warrants to purchase or rights to subscribe for HOFREC Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subdivisions (A), (B) and (C) above), if any, received by HOFREC upon the issuance of such options, warrants or rights plus the minimum purchase price provided in such options, warrants or rights for the HOFREC Common Stock covered thereby; and

(2) the aggregate maximum number of shares of HOFREC Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable debt or securities or upon the exercise of options or warrants to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or warrants or rights were issued and for a consideration equal to the consideration received by HOFREC for any such securities and related options or warrants or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by HOFREC upon the conversion or exchange of such securities or the exercise of any related options or warrants or rights (the consideration in each case to be determined in the manner provided in subdivisions (A), (B) and (C) above).

(iii) For purposes of Paragraph 21(h), the term “Excluded Securities” shall mean (i) shares of HOFREC Common Stock issued to officers, employees, directors or consultants of HOFREC and its subsidiaries, pursuant to any agreement, plan or arrangement approved by the Board of Directors of HOFREC, or options or warrants to purchase or rights to subscribe for such HOFREC Common Stock, or debt or securities by their terms convertible into or exchangeable for such HOFREC Common Stock, or options or warrants to purchase or rights to subscribe for such convertible or exchangeable securities pursuant to such agreement, plan or arrangement; (ii) shares of HOFREC Common Stock issued as a stock dividend or upon any stock split or other subdivision or combination of shares of HOFREC Common Stock; or (iii) securities issued pursuant to the acquisition of another corporation or other entity by HOFREC by merger or purchase of stock or purchase of all or substantially all of such other corporation's or other entity's assets whereby HOFREC owns not less than a majority of the voting power of such other corporation or other entity following such acquisition or purchase.

(iv) For purposes of Paragraph 21(h), the term “Excluded Transactions” shall mean sales of shares of HOFREC Common Stock issued under HOFREC’s “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act; provided, however, that each financial quarter during which HOFREC’s sales of such shares reaches a multiple of $5 million aggregate consideration beginning with sales occurring after March 1, 2022 for an average consideration per share for such multiple of $5 million aggregate consideration that is less than the Exercise Price then in effect at the end of such financial quarter, the Exercise Price in effect at the end of such financial quarter shall forthwith be lowered to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the formula set forth in Paragraph 21(h)(i), with the following adjustments: (A) “A” shall mean the difference of (1) the number of shares of HOFREC Common Stock outstanding immediately following the sale of a share under HOFREC’s “at the market offering” that reaches a multiple of $5 million (including any shares of HOFREC Common Stock deemed to have been issued pursuant to Paragraph 21(h)(ii)(D)), minus (2) the number of shares of HOFREC Common Stock issued under HOFREC’s “at the market offering” for such multiple of $5 million and (B) “C” shall mean the number of such shares of HOFREC Common Stock issued under HOFREC’s “at the market offering” for such multiple of $5 million.

(i) Nasdaq 19.99% Cap. Notwithstanding anything to the contrary contained in this Note or the other Transaction Documents, HOFREC and Holder agree that the total cumulative number of shares of HOFREC Common Stock that may be issued to Holder and its affiliates hereunder and under the other Transaction Documents may not exceed the requirements of Nasdaq Listing Rule 5635(d) (“Nasdaq 19.99% Cap”), except that such limitation will not apply following Approval (defined below). If the number of shares of HOFREC Common Stock issued to Holder and its affiliates under this Note and the other Transaction Documents reaches the Nasdaq 19.99% Cap, so as not to violate the 20% limit established in Listing Rule 5635(d), HOFREC, at its election, will use reasonable commercial efforts to obtain stockholder approval of this Note and the issuance of additional shares of HOFREC Common Stock upon the conversion of the portion of this under this Note, if necessary, in accordance with the requirements of Nasdaq Listing Rule 5635(d) (the “Approval”). “Transaction Documents” shall mean (A) this Note, (B) the Certificate of Designations of 7.00% Series C Convertible Preferred Stock, par value $0.0001 per share, of HOFREC, (C) the amended and restated Series C Warrant, dated March 1, 2022, issued by HOFREC to CH Capital Lending, LLC, (D) the amended and Series D Warrant to purchase HOFREC Common Stock, dated March 1, 2022, issued by HOFREC to CH Capital Lending, LLC, (E) the Series E Warrant to purchase HOFREC Common Stock, dated March 1, 2022, issued by HOFREC to CH Capital Lending, LLC, (F) the Series E Warrant to purchase HOFREC Common Stocks, dated March 1, 2022, issued by HOFREC to IRG, LLC, (G) the Series F Warrant to purchase HOFREC Common Stock, dated March 1, 2022, issued by HOFREC to Holder, (H) the Series G Warrant to purchase HOFREC Common Stock to be issued by HOFREC to Stuart Lichter, (I) the Letter Agreement, dated March 1, 2022, between HOFREC and Stuart Lichter, (J) the [$4,273,543.46] First Amended and Restated Promissory Note, dated as of March 1, 2022, issued by HOFREC to IRG, LLC, and (K) the $4,273,543.46 First Amended and Restated Promissory Note, dated March 1, 2022, issued by HOFREC to Holder.

(j) Prepayment Notice. Prior to the prepayment of this in accordance with this Note, HOFREC shall provide a ten (10) day notice to the Lender who then shall have the right to convert any portion or all of this within twenty (20) business days after notice of any planned prepayment at the Conversion Price then in effect.

6. Issuance of HOFREC Common Stock and Warrants. As consideration for the transactions contemplated by this Second Amendment, HOFREC shall issue to Holder in a transaction exempt from registration pursuant to Section 4(a)(2) of the Securities Act:

(a) 280,000 shares of HOFREC Common Stock (“Commitment Fee Shares”), which shall benefit from, and be subject to, that certain Registration Rights Agreement, dated as of the Second Amendment Date, by and among HOFREC, Holder and the other parties thereto.

(b) Warrants to purchase 1,000,000 shares of HOFREC Common Stock in the form of Exhibit A attached hereto (the “Warrants”). The Warrants (i) have an exercise price of $1.09 per share, subject to adjustment, and (ii) are exercisable, at Holder’s option, from March 1, 2022 through and including March 1, 2027.

A fully completed copy of the Accredited Investor Questionnaire attached hereto as Exhibit B (the “Questionnaire”) is being delivered by Holder to HOFREC.

7. Representations and Warranties.

(a) Holder makes the following representations and warranties to HOFREC and Makers:

(i) Economic Loss and Sophistication. Holder is able to bear the economic risk of losing its entire investment in the Commitment Fee Shares and Warrants. In making this statement, consideration has been given to whether Holder can afford to hold the investment for an indefinite period of time and whether Holder can afford a complete loss of its investment. Holder has such knowledge and experience in financial and business matters that it is capable of evaluating the risks and merits of this investment.

(ii)  Accredited Investor Determination. Holder is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act, as amended by the Dodd-Frank Wall Street Reform and Consumer Protection Act, as certified in the Questionnaire.

(iii)  Access. Holder acknowledges that (i) HOFREC has made all documents available to it including, but not limited to, this Second Amendment and any and all additional agreements, documents, records and books that Holder (or its representatives) has requested relating to an investment in the Commitment Fee Shares and Warrants, (ii) Holder has had an opportunity to ask questions of, and receive answers from, HOFREC or a person acting on behalf of HOFREC concerning the terms and conditions of an investment in the Commitment Fee Shares and Warrants, and (iii) all questions asked by Holder have been adequately answered to its satisfaction. Holder represents that it has had access to all information that it deems material to an investment decision with respect to an investment in the Commitment Fee Shares and Warrants.

(iv) Reliance. Holder has relied solely on independent investigations conducted by Holder or its advisors in making a decision to subscribe for the Commitment Fee Shares and Warrants and acknowledges that no representations or agreements have been made to Holder other than those specifically set forth in this Second Amendment. Holder is not relying on any oral representation of any officer or manager of HOFREC or any person purported to be acting on behalf of HOFREC. Holder is not relying on HOFREC with respect to the tax and other economic considerations of an investment and have consulted Holder’s own attorneys, accountants or investment advisors with respect to an investment in the Commitment Fee Shares and Warrants.

(v) Speculative Investment. Holder is aware that (i) an investment in the Commitment Fee Shares and Warrants involves numerous risks, which Holder has carefully considered, (ii) no federal or state agency has passed upon the merits of the sale of the Commitment Fee Shares and Warrants of any of the information provided in connection with the offering, and (iii) the Commitment Fee Shares and Warrants are a speculative investment involving a significant degree of risk for which there is no guarantee that Holder will realize any gain from any investment. Holder acknowledges and agrees that Holder is able to hold the Commitment Fee Shares and Warrants indefinitely and to afford a complete loss of Holder’s investment in the Commitment Fee Shares and Warrants.

(vi) Exempt Transaction. Holder understands that the Commitment Fee Shares and Warrants are being issued in reliance upon an exemption from federal securities registration.

(vii)  No Registration of Interests; Book-Entry Form. Holder acknowledges and agrees that, based in part upon Holder’s representations contained herein and in reliance upon applicable exemptions, no interest in the Commitment Fee Shares and Warrants has been registered under the Securities Act or the securities laws of any other domestic or foreign jurisdiction. Holder agrees not to offer, sell, pledge or otherwise dispose of all or any portion of the Commitment Fee Shares and Warrants without registration or qualification except pursuant to an offering duly registered or qualified under the Securities Act and any applicable state securities laws, unless (i) in the opinion of counsel for, or counsel satisfactory to, HOFREC, registration or qualification under the Securities Act and any applicable state securities laws is not required and (ii) if required, Holder has received any necessary regulatory approvals. Holder understands that the Commitment Fee Shares and Warrants will be subject to a legend this effect and that, as applicable, stop transfer instructions will be issued by HOFREC to its transfer agent. Holder understands that the Commitment Fee Shares and Warrants will be issued in book-entry, meaning uncertificated form.

(viii)  Investment Intent. Holder is acquiring the Commitment Fee Shares and Warrants for its own account for investment, and not with a view to any distribution, resale, subdivision or fractionalization thereof in violation of the Securities Act or any other applicable domestic or foreign securities laws, and Holder has no present plans to enter into any contract, undertaking, agreement or arrangement for any such distribution, resale, subdivision or fractionalization. The Commitment Fee Shares and Warrants are not being acquired, directly or indirectly, as nominee, trustee or representative of or for any other person or persons.

(ix) Power and Authority. Holder is authorized to enter into this Second Amendment, the Questionnaire, and such other agreements, certificates, instruments or other documents as are executed by or on Holder’s behalf in connection with Holder’s obligations under this Second Amendment or in connection with this subscription (collectively, the “Second Amendment Documents”), to perform Subscriber’s obligations under the Second Amendment Documents, and to consummate the transactions that are the subjects of the Second Amendment Documents.

(x) Compliance with Laws and Other Instruments. The execution and delivery of the Second Amendment Documents by, or on behalf of, Holder and the consummation of the transactions contemplated by the Second Amendment Documents do not and will not conflict with or result in any violation of or default under any provision of any charter, bylaws, trust agreement or other organizational document, as the case may be, of Holder, or any agreement, certificate or other instrument to which Holder is a party or by which Holder or any of Holder’s properties is bound, or any permit, franchise, judgment, decree, statute, rule, regulation or other law applicable to Holder or the business or properties of Holder.

(xi) Reliance on Representations. Holder acknowledges that HOFREC has relied and will rely upon Holder’s representations, warranties and agreements in this Second Amendment and that all such representations and agreements shall survive the issuance and delivery of the Commitment Fee Shares and Warrants hereunder and shall remain in effect thereafter.

8. Joinder of HOFREC. HOFREC hereby irrevocably, absolutely and unconditionally (a) becomes a party to the JKP Promissory Note (to the extent of its obligations thereunder, for example under Paragraph 21 thereof), and (b) agrees to be bound by, to perform and observe all the terms, conditions, covenants, obligations, liabilities, agreements and undertakings of HOFREC as stated in this Second Amendment.

9. Security; Cross-Collateralization.

(a) The JKP Promissory Note, as amended by this Second Amendment, shall be secured by all of the same collateral (collectively, the “Shared Collateral”) that secures the obligations of the borrowers under the Aquarian Loan Agreement (as defined in Paragraph 9(b)). The JKP Promissory Note, as amended by this Second Amendment, shall also continue to be secured by the Pledge Agreement, which remains in full force and effect.

(b) The JKP Promissory Note, as amended by this Second Amendment, shall be cross-collateralized with all obligations under (i) that certain Term Loan Agreement, dated as of December 1, 2020, by and among HOFREC, Newco, and certain other entities (as initial Borrowers), Aquarian Credit Funding LLC, a Delaware limited liability company (as the initial Administrative Agent), and Investors Heritage Life Insurance Company and Lincoln Benefit Life Company (as the initial Lenders), as amended by Amendment Number 1 to Term Loan Agreement dated January 28, 2021, Amendment Number 2 to Term Loan Agreement dated February 15, 2021, Amendment Number 3 to Term Loan Agreement dated August 30, 2021, Amendment Number 4 to Term Loan Agreement dated August 30, 2021, and Amendment Number 5 to Term Loan Agreement dated December 15, 2021, as assigned on the Second Amendment Date to CH Capital Lending, LLC, a Delaware limited liability company, as the new Administrative Agent and the new Lender, and as further amended by Amendment Number 6 to Term Loan Agreement, dated as of the Second Amendment Date (as so amended and assigned, and as further amended, restated, supplemented, waived or otherwise modified from time to time, the “Aquarian Loan Agreement”); (b) that certain First Amended and Restated Promissory Note, dated as of the Second Amendment Date, in the original principal amount of $4,273,543.46, from HOFREC, payable to the order of IRG, LLC, a Nevada limited liability company (the “IRG Split Note”); and (c) that certain First Amended and Restated Promissory Note, dated as of the Second Amendment Date, in the original principal amount of $4,273,543.46, from HOFREC, payable to the order of Holder (the “JKP Split Note”). Such cross-collateralization of the JKP Promissory Note (as amended by this Second Amendment), the Aquarian Loan Agreement, the IRG Split Note, and the JKP Split Note shall be reflected in (i) the Aquarian Loan Agreement and the agreements executed in connection therewith, (ii) the IRG Split Note, (iii) the JKP Split Note, and/or (iv) appropriate instruments that amend, supplement, and/or assign the JKP Promissory Note or any of the other the foregoing instruments.

(c) Makers, HOFREC, and Holder agree that, for purposes of effectuating the cross-collateralization described in this Paragraph 9, (i) CH Capital Lending, LLC, a Delaware limited liability company (which is also the Administrative Agent under the Aquarian Loan Agreement) shall have the right and authority to act as Administrative Agent/Collateral Agent with respect to all of the Shared Collateral, and (ii) the parties that have a security interest in the Shared Collateral (including Holder) shall have the right to appoint a replacement Administrative Agent/Collateral Agent at any time, without the consent of Makers or of HOFREC (and in such event, Holder shall send written notice to Makers and to HOFREC, informing them of the name and address of such replacement Administrative Agent/Collateral Agent).

10. Effect of Second Amendment. Except as specifically amended by this Second Amendment, all of the terms and conditions of the JKP Promissory Note are ratified and affirmed, and remain in full force and effect. In the event of any conflict between the terms of this Second Amendment and the terms of the JKP Promissory Note, the terms of this Second Amendment shall prevail.

11. Counterparts and Electronic Signatures. This Second Amendment may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, and such counterparts shall together constitute but one and the same Second Amendment. Any party shall be entitled to sign and transmit an electronic signature of this Second Amendment (by facsimile, email, .pdf file, or other electronic transmission). This Second Amendment will be binding upon full execution by Makers, HOFREC, and Holder. Any party that provides an electronic signature to this Second Amendment agrees to promptly execute and deliver to the other parties, upon request, an original signed Second Amendment.

12. Entire Agreement. This Second Amendment contains the entire understanding and agreement between the parties relating to the matters covered hereby and supersedes all prior or contemporaneous negotiations, arrangements, agreements, understandings, representations, and statements, whether oral or written, with respect to the matters covered hereby, all of which are merged herein and shall be of no further force or effect.

13. Authority. Each of Makers, HOFREC, and Holder hereby represents and warrants to the other parties that (a) such party has the legal right, power and authority to enter into this Second Amendment, (b) the execution, delivery, and performance of this Second Amendment have been duly authorized by such party, (c) the person signing this Second Amendment on behalf of such party has obtained the requisite corporate, limited liability company, or other authority to execute this Second Amendment on behalf of such party, and (d) no other action is requisite to the valid and binding execution, delivery, and performance of the JKP Promissory Note (as modified by this Second Amendment) by such party.

14. Confession of Judgment. To the extent permitted by applicable law, Makers, HOFREC, and any endorser of the JKP Promissory Note, authorize any attorney-at-law to appear in any state or federal court of record in the State of Ohio or any other state of the United States at any time after the JKP Promissory Note is due, whether by acceleration or otherwise, and to waive the issuing and service of process and confess a judgment in favor of the legal holder of the JKP Promissory Note against Makers, HOFREC (to the extent of its obligations thereunder), and any endorsers, or either or any one or more of them, for the amount then due under the JKP Promissory Note, together with costs of suit and to release all errors and waive all right of appeal.

[Remainder of page intentionally left blank; signature pages follow]

IN WITNESS WHEREOF, Makers and Holder have duly executed this Second Amendment at Canton, Stark County, Ohio as of the Second Amendment Date first above written.

Makers:

WARNING--BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

HOF VILLAGE NEWCO, LLC,
a Delaware limited liability company

By:
	Name:	Michael Crawford
	Title:	President and Chief Executive Officer

WARNING--BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

HOF VILLAGE HOTEL II, LLC,
a Delaware limited liability company

By:
	Name:	Michael Crawford
	Title:	President and Chief Executive Officer

HOFREC:

WARNING--BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

HALL OF FAME RESORT & ENTERTAINMENT COMPANY,
a Delaware corporation

By:	/s/ Michael Crawford
	Name:	Michael Crawford
	Title:	President and Chief Executive Officer

Holder:

JKP FINANCIAL, LLC,
a Delaware limited liability company

By:	/s/ John A. Mase
	Name:	John A. Mase
	Title:	Chief Executive Officer

[End of signatures]

Exhibit A

WARRANT AGREEMENT

See attached.

Exhibit B

ACCREDITED INVESTOR QUESTIONNAIRE

(ALL INFORMATION WILL BE TREATED CONFIDENTIALLY)

This Accredited Investor Questionnaire (“Questionnaire”), dated as of __ _, 2022      , is to being delivered by the undersigned (“Subscriber”) in connection with Subscriber’s receipt of shares (the “Subscribed Shares”) of common stock , par value $0.0001 per share (“Common Stock”), of Hall of Fame Resort & Entertainment Company, a Delaware corporation (the “Company”) and warrants (“Warrants”), as contemplated by Second Amendment to Secured Cognovit Promissory Note (the “Second Amendment”), dated as of March 1, 2022, by and between HOF Village Newco, LLC (“Newco”), HOF Village Hotel II, LLC (“Hotel II”; each of Newco and Hotel II is referred to herein as a “Maker,” and they are together referred to herein as “Makers”), and JKP Financial, LLC (“Holder”). The Subscribed Shares and Warrants are being issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), and the securities laws of certain states, in reliance on the exemptions contained in the Securities Act and in reliance on similar exemptions under applicable state laws. The purpose of this Questionnaire is to provide assurance that Subscriber meets the applicable suitability requirements. The information supplied by Subscriber will be used in determining whether Subscriber meets such requirements, and reliance upon the private offering exemptions from registration is based in part on the information herein supplied.

This Questionnaire does not constitute an offer to sell or a solicitation of an offer to buy any security. Subscriber’s answers will be kept strictly confidential. However, by signing this Questionnaire, Subscriber authorizes the Company to provide a completed copy of this Questionnaire to such parties as the Company deems appropriate in order to ensure that the purchase and sale of the Subscribed Shares and Warrants will not result in a violation of the Securities Act or the securities laws of any state. Subscriber must answer all applicable questions and complete and sign this Questionnaire. Please print or type the responses and attach additional sheets of paper if necessary to complete the answers to any item.

PART A. BACKGROUND INFORMATION

Name of Subscriber:	JKP Financial LLC

If a corporation, partnership, limited liability company, trust or other entity:

Type of entity:	Delaware limited liability company

Business Address:
(Number and Street)

(City, State, and Zip Code)

Telephone Number:

Employer or Taxpayer Identification No.:

Accredited Investor Questionnaire – page 1

Was Subscriber formed for the purpose of investing in the securities being offered?

Yes ☐ No ☒

PART B. ACCREDITED INVESTOR QUESTIONNAIRE

In connection with the purchase and sale of the Subscribed Shares and Warrants pursuant to the Second Amendment, the following information must be obtained regarding Subscriber’s investor status. Please initial each category applicable to Subscriber as a purchaser of the Subscribed Shares and Warrants.

_____	(i)	A natural person whose individual net worth, or joint net worth with such person’s spouse, at the time of his or her purchase exceeds $1,000,000.

Note: The term “net worth” means the excess of total assets at fair market value over total liabilities, except that (i) the person’s primary residence shall not be included as an asset; (ii) indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of the sale of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and (iii) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities shall be included as a liability.

_____	(ii)	A natural person who had an individual income in excess of $200,000 in each of the two most recent years, or joint income with such person’s spouse in excess of $300,000 in each of those years, and who has a reasonable expectation of reaching the same income level in the current calendar year.

Accredited Investor Questionnaire – page 2

_____	(iii)	A trust with total assets in excess of $5,000,000 not formed for the specific purpose of acquiring the Subscribed Shares and Warrants, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) (i.e., a person who has such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of the prospective investment).
_____	(iv)	An entity in which all of the equity owners are accredited investors. (If Subscriber has checked this alternative, Subscriber shall provide statements signed by each equity owner demonstrating how each is qualified as an accredited investor.)

_____	(v)	A bank as defined in Section 3(a)(2) of the Securities Act, or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended; an insurance company as defined in Section 2(13) of the Securities Act; an investment company registered under the Investment Company Act of 1940 (the “Investment Company Act”), or a business development company as defined in Section 2(a)(48) of the Investment Company Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958, as amended; a plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 (“ERISA”), if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which fiduciary is either a bank, a savings and loan association, an insurance company, or a registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

_____	(vi)	A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, as amended.

☒____	(vii)	An organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, a corporation, limited liability company, Massachusetts or similar business trust, or a partnership, that was not formed for the specific purpose of acquiring the Subscribed Shares and Warrants, with total assets in excess of $5,000,000.

_____	(viii)	A director or executive officer of the Company.

_____	(ix)	None of the above.

[Signature Page Follows]

Accredited Investor Questionnaire – page 3

IN WITNESS WHEREOF, Subscriber has executed this Questionnaire as of the date set forth above and hereby certifies that the information contained herein is true and correct as of such date.

Subscriber:

JKP Financial, LLC,
a Delaware limited liability company

By,
a Delaware limited liability company, its Manager

By:
Name:
Title

Accredited Investor Questionnaire – page 4